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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 5, 2003

Career Education Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer) Identification No.)
2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL		60195
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (847) 781-3600

Item 5.    Other Events and Required FD Disclosure.

        On August 5, 2003, the Registrant acquired the Western School of Health and Business Careers, located in Pittsburgh, Pennsylvania, for approximately $8.0 million in cash. In connection therewith, the Registrant issued the press release attached hereto as Exhibit 99.1. The information contained in the press release is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

  99.1
  Press Release dated August 5, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION
	By:	/s/ JOHN M. LARSON John M. Larson Chairman, President and Chief Executive Officer
Dated: August 7, 2003

Exhibit Index

Exhibit Number	Description of Exhibits
99.1	Press Release of Registrant dated August 5, 2003.

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  Item 5. Other Events and Required FD Disclosure.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
Exhibit Index